Exhibit 32.2
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the annual report of Tallgrass Energy, LP (the “Partnership”) on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary J. Brauchle, Executive Vice President and Chief Financial Officer of Tallgrass Energy GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and Chief Financial Officer and of Tallgrass Energy GP, LLC (the general partner of Tallgrass Energy, LP)

Date: February 8, 2019
A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.